COLONIAL TAX-EXEMPT MONEY MARKET FUND

Dear Fellow Shareholder:


I am writing to let you know that a Special
Meeting of Shareholders of Colonial Tax-Exempt
Money Market Fund will be held on September 15,
1995, to vote on the conversion of the Fund to what is known as a master fund/feeder fund structure. As proposed, your Fund (Feeder Fund) would pursue its objective by investing exclusively in the SR&F Municipal Money Market
Portfolio (Portfolio), a mutual fund advised by Stein Roe & Farnham Incorporated which is described in more detail under Proposal I. Of course, you will incur no charges, fees or federal tax liability as a result of this conversion.


This proposal has been carefully reviewed and approved by your Fund's Trustees. Under this new structure, we believe that the Fund may benefit from greater economies of scale as a result of its participation in a much larger pool of assets. The Fund's attractive services and privileges will remain the same.

As a shareholder in Colonial Tax-Exempt Money
Market Fund, you have the opportunity to voice your opinion on this proposal. Everything you need to vote is enclosed. Simply complete your proxy card and return it to us no later than September 15, 1995, in the enclosed postage-paid envelope. Your vote is very important -- no matter how many shares you own.

Please take a few moments to review the details of the proposal and return your proxy at your earliest convenience. If you have any questions regarding the proxy, please feel free to call
Colonial Investors Service Center, Inc. at 1-800-
345-6611. Our hearing impaired shareholders may call 1-800-528-6979 if you have special TTD equipment.

We have engaged the services of a proxy
solicitation firm, Shareholder Communications
Corporation. If we do not receive your proxy, you may receive a telephone call from this firm requesting you to vote. We appreciate your vote.

Sincerely,

/s/ JOHN A. MCNEICE, JR.

John A. McNeice, Jr.
President


August 4, 1995

TM-036B-0695
      COLONIAL TAX-EXEMPT MONEY MARKET FUND
              One Financial Center

             Boston, MA  02111-2621

                  617-426-3750

    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:


A Special Meeting (Meeting) of Shareholders of
Colonial Tax-Exempt Money Market Fund (Fund) will be held at the Fund's office, One Financial
Center, Boston, MA, 02111-2621, on September 15,
1995, at 10:00 a.m. Eastern time to:




I.   Approve or disapprove the conversion of
     the Fund to the master fund/feeder fund
     structure with new fundamental and non-
     fundamental investment policies; and
</R
>
II.  Transact such other business as may
     properly come before the Meeting or any
     adjournment thereof.

Holders of record of shares of the Fund at the close of business on June 30, 1995, are entitled to vote at the Meeting or at any adjournment thereof.

By order of the Trustees,


Arthur O. Stern, Secretary





August 4, 1995


YOUR VOTE IS IMPORTANT, REGARDLESS OF YOUR
NUMBER OF SHARES.  PLEASE VOTE, SIGN AND RETURN
YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
IMMEDIATELY.

         SPECIAL MEETING OF SHAREHOLDERS
      COLONIAL TAX-EXEMPT MONEY MARKET FUND
                 PROXY STATEMENT


                                  August 4, 1995

               General Information


The enclosed proxy, which was first mailed on or about August 4, 1995, is solicited by the Trustees of the Fund in connection with the Meeting of the Fund's shareholders to consider the proposed conversion of the Fund to the master fund/feeder fund structure (Conversion) which is described in more detail under Proposal
I. The proxy may be revoked by voting in person at the Meeting or by sending a later dated proxy card or a written revocation to the Secretary which must be received prior to the Meeting.
Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews and such solicitation procedures will be conducted in compliance with applicable legal requirements. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions.
Shareholders who execute their proxy via telephone/electronic transmission will receive confirmation reflecting their vote. The telephone/electronic voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.
Shareholder Communications Corporation has been engaged to assist in the solicitation of proxies. The cost of this assistance is not expected to exceed $2,500. The cost of solicitation will be paid by Colonial Management
Associates, Inc., the Fund's investment manager
(Colonial).



June 30, 1995, was the record date for
determining the number of shares and
shareholders entitled to receive notice of and vote at the Meeting (one vote for one share).

The following information about the Fund is as of the record date:

Shares outstanding:             27,787,595.072
Shares  beneficially  owned  by
the    Fund's   Trustees    and
officers:*                       2,307,256.270
Shareholders of record of  more
than 5% of outstanding shares:


     Class A

               Sekura Limited          7.61%
               Partnership
               c/o Michael A. Kane
               1887 Newton Street
               N.W.
               Washington, DC
               20010

_______________________

* At June 30, 1995, the officers and Trustees of the Fund as a group beneficially owned
  2,307,256.270 shares of the Fund representing
  8.30% of the then outstanding shares. The largest single holding was 2,305,495.930
  (8.30% of the outstanding shares) by Mr.
  McNeice, a Trustee and the President of the Fund.



     Class B   L.A. Hrnicek            7.96%
               P. O. Box 606
               Bayard, NE  69334-
               0606

               Henry G. Taliaferro     6.94%
               1015 Trenton
               West Monroe, LA
               71291

               Julianne F. Cole        6.29%
               P. O. Box 160
               Arcadia, LA  71001





Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote on the matter for purposes of determining the presence of a quorum, but will have the effect of a negative vote.

Further information concerning the Fund is contained in its Annual Report to shareholders dated June 30, 1995, which is obtainable free of charge by writing Colonial at One Financial
Center, Boston, Massachusetts 02111-2621 or by calling 1-800-248-2828.


I.   Approve or Disapprove the Conversion of
     the Fund to the Master Fund/Feeder Fund
     Structure with New Fundamental and Non-
     Fundamental Investment Policies

A.   Introduction


On February 17, 1995, the Fund's Trustees unanimously approved and voted to recommend the Conversion to shareholders. "Master fund/feeder fund" refers to a structure in which a fund (a feeder fund) seeks to achieve its investment objective by investing exclusively in shares of, or interests in, another fund (the master fund) having substantially the same investment objective and policies as the feeder fund. The master fund, in turn, invests individual securities. Typically, a master fund will have more than one feeder fund, with each feeder fund marketed to a particular class or classes of investors or through a different distribution channel. For example, shares of one feeder fund might be offered to individual investors, shares of another feeder fund to institutions, and shares of a third to retirement plans or their participants. The primary reason to use the master fund/feeder fund structure is to provide a mechanism to pool, in a single master fund, investments of different investor classes, resulting in a larger portfolio, investment and administrative efficiencies and economies of scale. The diagram below compares the Fund's current structure to the proposed master fund/feeder fund structure.


[Diagram of current fund structure and proposed master fund/feeder fund structure]


If approved by Fund shareholders, the Conversion would be accomplished by transferring substantially all of the Fund's assets to the SR&F Municipal Money Market Portfolio
(Portfolio), a municipal money market master fund managed by Stein Roe & Farnham Incorporated
(Stein Roe), in exchange for an interest in the Portfolio equal in value to the assets transferred. The Conversion itself will not affect the net asset value of your shares.
Unless canceled or delayed, such transfer would be effective on or about September 28, 1995, (Effective Time). It currently is anticipated that the Fund's security holdings will be transferred in kind to the Portfolio, valued in the manner described under "How the Fund Values its Shares" on page 6 of the Fund's Prospectus which has been delivered previously to each shareholder. In the alternative, Colonial may liquidate all or a portion of the Fund's securities shortly before the Effective Time, in which case assets transferred to the Portfolio may include cash. In either event, no material taxable gain or loss is expected to be realized by the Fund or its shareholders (as described in Section I.F. below). After the Conversion, the
Fund will pursue its objective by investing exclusively in the Portfolio. All costs of the Conversion will be borne by Colonial.


On April 19, 1995, the Trustees of the SteinRoe
Municipal Money Market Fund voted unanimously to approve conversion of the SteinRoe Municipal
Money Market Fund into a separate feeder of the Portfolio (SRF Feeder). On June 27, 1995, the shareholders of the Stein Roe Municipal Money
Market Fund also approved the conversion of the SRF Feeder , which is scheduled to be effective at about the same time as the Effective Time of the Conversion of the Fund.

At the time the Fund's Trustees approved the Conversion, they also approved and voted to recommend to shareholders the adoption by the Fund of the Portfolio's fundamental investment policies, with such exceptions needed to allow the Fund to invest 100% of its assets in the Portfolio. The Fund's and the Portfolio's current fundamental policies are set forth in Exhibit A and are discussed in Section I.C.
below.

Finally, in connection with the Conversion, the Trustees have made certain changes to the Fund's name, investment objective, non-fundamental investment policies and service arrangements to be effective subject to your approval of the Conversion. These changes, along with additional information concerning the Portfolio,
Stein Roe and the Conversion, are described below in Section I.D.


Dissenting shareholders have no appraisal rights, but may redeem their shares for cash at net asset value, subject to any applicable contingent deferred sales charge. The
Conversion may be canceled or delayed under certain circumstances. The Conversion is conditional on receipt of an opinion of counsel as to certain tax matters (as described in Section I.F. below) and shareholder approval.



B. Certain Information Concerning the Portfolio
The Portfolio is a series of the SR&F Base
Trust, which is a no-load, diversified open-end management investment company organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. The Portfolio intends to commence operations on or about the Effective Time. Investments in the Portfolio may only be made by investment companies (such as the Fund), common or commingled trust funds or similar organizations or entities acceptable to the Portfolio's trustees. The Portfolio will have two feeder funds effective with its commencement of operations: the SRF Feeder and the Fund.
1. Adviser and Administrator.

Stein Roe serves as investment adviser to the Portfolio under a portfolio management agreement
(Management Agreement) and, in such capacity, makes day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments.
Jill K. Netzel has managed the Stein Roe
Municipal Money Market Fund since August 1994 and will manage the Portfolio upon commencement of investment operations. She has been associated with Stein Roe since 1989 and was previously employed by Continental Bank, Smith
Barney Harris Upham, and Shearson.


Stein Roe's offices are located at One South
Wacker Drive, Chicago, IL 60606. Except to the extent assumed by Stein Roe, the Portfolio pays all costs and expenses incidental to its organization, operations and business. Such expenses include, for example, legal and accounting costs, insurance premiums, trustees' compensation (other than those affiliated with Stein Roe), expenses of printing and mailing reports, notices and other materials and registration fees.

Under the Management Agreement, Stein Roe also performs administrative services to the
Portfolio.  In such capacity, Stein Roe
supervises the business and affairs of the Portfolio and provides such services and facilities as may be required for effective administration of the Portfolio including, without limitation, all executive and other personnel, office space and other facilities required to render investment management and administrative services.

Under the Management Agreement, the Portfolio pays Stein Roe a monthly fee at an annual rate of 0.25% of average daily net assets. Stein Roe is a wholly-owned subsidiary of SteinRoe
Services Inc. (SSI), the Portfolio's transfer agent, which in turn is a wholly-owned direct subsidiary of Liberty Financial Companies, Inc.
(Liberty Financial). Liberty Financial is an indirect, majority-owned subsidiary of Liberty
Mutual Insurance Company (Liberty Mutual), through an intervening wholly-owned subsidiary,
Liberty Mutual Equity Corporation.

Stein Roe and its predecessor have been
providing investment advisory services since
1932. Stein Roe acts as investment adviser to wealthy individuals, trustees, pension and profit sharing plans, charitable organizations and other institutional investors. As of June
30, 1995, Stein Roe managed over $22.4 billion in assets: over $4.9 billion in equities and over $17.5 billion in fixed-income securities
(including $2.3 billion in municipal
securities). The $22.4 billion in managed assets included over $5.5 billion held by open-end mutual funds managed by Stein Roe
(approximately 21% of the mutual fund assets were held by clients of Stein Roe). These mutual funds were owned by over 148,000 shareholders. The $5.5 billion in mutual fund assets included over $550 million in over 33,000
IRA accounts.  In managing those assets, Stein
Roe utilizes a proprietary computer-based information system that maintains and regularly updates information on approximately 6,500 companies. Stein Roe also monitors over 1,400 issues via a proprietary credit analysis system.
At June 30, 1995, Stein Roe employed
approximately 17 research analysts and 34 account managers. The average investment-related experience of these individuals is 19 years.

Liberty Financial is a diversified and
integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic
Avenue, 24th Floor, Boston, Massachusetts 02210.
Liberty Mutual is a Massachusetts-chartered mutual property and casualty insurance company with over $17.1 billion in assets and $3.1 billion in surplus at March 31, 1995. The principal business activities of Liberty
Mutual's subsidiaries other than Liberty
Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Its principal executive offices are located at 175
Berkeley Street, Boston, Massachusetts 02117.
Colonial, the current investment adviser to the Fund, is also a wholly-owned indirect subsidiary of Liberty Mutual through Colonial's parent, The
Colonial Group, Inc. (TCG), a wholly-owned subsidiary of Liberty Financial.
On March 24, 1995, TCG completed a merger
(Merger) with a subsidiary of Liberty Financial in which TCG was the surviving company and in which TCG stockholders became stockholders of Liberty Financial.

John A. McNeice, Jr., who is President and a
Trustee of the Colonial Funds, prior to the Merger held 1,464,000 shares of TCG Class A
Common Stock, representing approximately 20% of the Class A Common Stock of TCG, and 98,437 shares of TCG Class B Common Stock, representing approximately 51% of its outstanding Class B
Stock, and was considered to be a controlling person of TCG and of Colonial. In connection with the Merger, Mr. McNeice received $22.3 million in cash and approximately 1,005,300 shares of Liberty Financial common stock for his shares of TCG. The closing price of Liberty
Financial common stock on March 27, 1995, was $28 per share. Since the Merger, Mr. McNeice is no longer a controlling person of the Adviser.
Liberty Mutual is now considered to be the controlling entity of TCG.

2. Transfer Agent.


Under an investor service agreement with SSI, SSI has responsibility for the establishment and maintenance of accounts of beneficial interest of the Portfolio for a monthly fee of $500.


3. Accounting and Bookkeeping Agent.

Stein Roe serves as the Portfolio's accounting and bookkeeping agent pursuant to an Accounting and Bookkeeping Agreement (Agreement). Pursuant to the Agreement, Stein Roe is responsible for certain accounting and bookkeeping services provided to the Portfolio, including the Portfolio's net asset value and calculation of its net income, yields and capital gains and losses on disposition of Portfolio assets. The
Portfolio pays Stein Roe a fee of $25,000 plus
0.0025% per annum of the average daily net assets of the Portfolio in excess of $50 million, under the Agreement.

4. Miscellaneous.

State Street Bank and Trust Company serves as custodian of the Portfolio and Ernst & Young LLP serves as auditors of the Portfolio.

C. Changes In Fundamental Investment Policies.


Assuming shareholder approval of the Conversion is obtained, the Trustees will cause the Fund to adopt the Portfolio's fundamental investment policies. Fundamental investment policies are those which can be changed only if approved by shareholders. The Fund's current fundamental policies, along with those of the Portfolio which the Fund will adopt simultaneously with consummation of the Conversion, are shown in Exhibit A.



Adoption of the Portfolio's fundamental policies does not present any significant additional risks to Fund shareholders. Except with respect to policies governing borrowing, federal alternative minimum tax and investments in repurchase agreements, the Portfolio's fundamental policies are generally as restrictive as or more restrictive than those of the Fund currently.



The Portfolio's policy regarding borrowing permits up to 33 1/3% of total assets to be borrowed as a temporary measure for extraordinary or emergency purposes but not to increase portfolio income. The Portfolio will not purchase additional securities when borrowings less proceeds receivable from securities sales exceed 5% of total assets.


The Fund limits its investment in securities subject to the federal alternative minimum tax to 20% of total assets. Although the SRF Feeder has never done so, the Portfolio may invest 100% of its total assets in municipal securities the interest on which is subject to the federal alternative minimum tax. Also, the Portfolio permits no more than 10% of assets to be invested in repurchase agreements with maturities of seven days or more. The Fund currently is authorized to enter into repurchase agreements without restriction, although it generally enters into such agreements only with commercial banks and registered broker-dealers with respect to U.S. government obligations.



The Fund currently limits its investments in illiquid assets to 10% of net assets pursuant to a fundamental policy. The Portfolio has no fundamental policy against investment in illiquid assets, but pursuant to a non-fundamental investment policy, limits investment in illiquid securities (including repurchase agreements maturing in more than seven days) to 15% of net assets. It is anticipated that the Portfolio will reduce its investment limit in illiquid securities to 10% of net assets in order to comply with the SEC's position for money market funds in this regard.


D. Changes to the Fund's Name, Investment
   Objective, Non-Fundamental Investment
   Policies, Service Arrangements and Expense
   Ratios in Connection with or Resulting from the Conversion to Master Fund/Feeder Fund
   Structure


If the Conversion with adoption by the Fund of the Portfolio's fundamental and non-fundamental investment policies are approved by the Fund's shareholders, then, as of the Effective Time, the Trustees will change the Fund's name, investment objective and investment policies to conform to those of the Portfolio, and certain changes to the Fund's service arrangements will be made. The Portfolio's fundamental policies that would be adopted by the Fund are set forth in Exhibit A and are discussed in Section I.C.
above. In addition, the following changes will be made:


1. Change in Name
If  Proposal I is approved, the name of the Fund
will  change  from  "Colonial  Tax-Exempt  Money
Market Fund" to "Colonial Municipal Money Market
Fund".  The name change reflects the fact  that,
unlike the Fund, the Portfolio may invest up  to
100% of its assets in securities subject to  the
federal  alternative minimum tax.   See  Section
I.C. above.

2. Change in Objective
The  Fund's current investment objective  is  to
seek  current income exempt from federal  income
tax, preservation of capital and liquidity.  The
Portfolio's  investment  objective  is  to  seek
maximum   current  income  exempt  from  federal
income  tax  by  investing  principally   in   a
diversified  portfolio of "short term"  (defined
by  the  Portfolio as those instruments  with  a
remaining  maturity  of no  more  than  thirteen
months)   Municipal  Securities.   As   of   the
Effective   Time,  the  Fund  will   adopt   the
Portfolio's objective.

3. Changes in Non-Fundamental Investment
   Policies

Although    the    Portfolio's   non-fundamental
investment policies are substantially similar to
the Fund's current policies, several changes  to
such  policies will be made as of the  Effective
Time to conform the Fund's policies to those  of
the  Portfolio.   The  differences  between  the
Fund's  current  non-fundamental  policies   and
those of the Portfolio are described below.
Diversification.  The Portfolio is a diversified
fund.   This means generally that, with  respect
to  75%  of the Portfolio's assets, (i) no  more
than  5% of such assets may be invested  in  the
securities of a single issuer (other  than  U.S.
Government  guaranteed and  issued  obligations)
and (ii) the Portfolio may not own more than 10%
of  the  outstanding  voting  securities  of  an
issuer.    As  a  non-diversified  fund,   these
restrictions do not currently apply to the Fund.
Nevertheless,  certain Internal Revenue  Service
regulations impose, as of the end of each fiscal
quarter of the Fund, restrictions similar to the
5%  limitation described in clause (i) above  on
the  Fund with respect to 50% (rather than  75%)
of the Fund's assets. Because it would invest in individual securities indirectly through its investment in the Portfolio, upon consummation of the Conversion, the Fund would effectively become a diversified fund.

Reverse Repurchase Agreements.  Unlike the Fund,
the Portfolio is permitted to enter into reverse
repurchase  agreements.  In a reverse repurchase
agreement,  the Portfolio sells a  security  and
agrees to repurchase it at a specified date  and
price,  reflecting the interest  rate  effective
for  the term of the agreement.  It may also  be
viewed   as  the  borrowing  of  money  by   the
Portfolio and, therefore, is a form of leverage.
Leverage may cause gains or losses of the Portfolio to be magnified.

Exercise  Control  or Management.   Neither  the
Portfolio  nor the Fund may invest in  companies
for   the  purpose  of  exercising  control   or
management.  The  Portfolio  may  not   purchase
shares  of  another open-end investment  company
except    in    connection   with   a    merger,
consolidation,  acquisition  or  reorganization.
After  the  Effective Time, all or substantially
all of the assets of the Fund may be invested in
another registered investment company having the
same   investment  objective  and  substantially
similar investment policies as the Fund.


Short Sales.  The Fund currently may not have  a
short  securities position, unless  it  owns  or
owns  rights  (exercisable without  payment)  to
acquire,  an  equal amount of  such  securities.
After  the  Conversion, the Fund will adopt  the
Portfolio's  non-fundamental  policy  that   the
Portfolio  may not sell securities short  unless
(i)  the  Portfolio owns or  has  the  right  to
obtain  securities equivalent in kind and amount
to those sold short at no added cost or (ii) the
securities  sold  are  "when  issued"  or  "when
distributed"  securities  which  the   Portfolio
expects   to   receive  in  a  recapitalization,
reorganization, or other exchange for securities
the  Portfolio contemporaneously owns or has the
right  to obtain and provided that the Portfolio
may  purchase standby commitments and securities
subject  to  a  demand  feature  entitling   the
Portfolio to require sellers of securities to the Portfolio to repurchase them upon demand by the Portfolio.


Futures   and   Options.   The  Fund   currently
purchases   and  sells  futures  contracts   and
related  options  so long as the  total  initial
margin  and  premiums on the  contracts  do  not
exceed  5% of its total assets.  As of the  time
of  the  Conversion,  the Fund  will  adopt  the
Portfolio's  non-fundamental  policy  that   the
Portfolio  may  not (i) write  an  option  on  a
security  unless issued by the Options  Clearing
Corporation,  exchange or similar  entity;  (ii)
buy  or  sell  options, futures  or  options  on
futures   unless  offered  through  a   national
securities association or listed on a national exchange or similar entity; or (iii) purchase a put or call option if the aggregate premiums paid for all put and call options exceed 20% of net assets (less certain adjustments).



Industrial   Development   Bonds.    The    Fund
currently  limits its investments in  industrial
development bonds based, directly or indirectly,
on  the  credit of private entities in  any  one
industry or in securities of private issuers  in
any   one   industry   (excluding   governmental
issuers)  to  no  more than  25%  of  its  total
assets.   The  Portfolio has  a  non-fundamental
policy that it may not invest 25% or more of its total assets in securities of non-governmental issuers whose principal business activities are in the same industry. Subject to the foregoing concentration restriction, the Portfolio may invest more than 25% of its assets in industrial development bonds.


4. Changes in Service Arrangements
In connection with the Conversion, the following changes to the Fund's service arrangements would be made as of the Effective Time.


Administrative Services.  Currently  the  Fund's
day-to-day investment operations are managed  by
Colonial pursuant to a management agreement that
provides  for  the  payment  to  Colonial  of  a
monthly fee at the annual rate of 0.50%  of  the
Fund's  average daily net assets. The Management
Agreement  also  requires  Colonial  to  perform
certain  administrative services  for  the  Fund
including  (a)  the provision of  office  space,
supplies,  facilities  and  equipment,  (b)  the
provision  of executive and other personnel  for
managing the Fund's affairs (including preparing
financial  information  and  reports   and   tax
returns   required  to  be  filed  with   public
authorities),  and (c) compensating  the  Fund's
Trustees   who   are  directors,   officers   or
employees   of   Colonial.   In  addition,   the
Trustees   have   delegated  to   Colonial   the
responsibility   of   monitoring   the    Fund's
compliance  with Rule 2a-7 under the  Investment
Company  Act  of  1940 (1940 Act),  pursuant  to
procedures adopted by the Trustees.   Rule  2a-7
permits the Fund to determine the value of its assets and shares under a special method called
"amortized cost" as described on page 6 of the Fund's Prospectus, which has been previously delivered to each Shareholder.



Upon   consummation  of  the   Conversion,   the
management  agreement  with  Colonial  will   be
terminated.  Thereafter, the Fund no longer will
require the services of an investment adviser or
manager,  since  its  investments  will  consist
solely  of interests in the Portfolio.  Colonial
will   enter   into  a  separate  Administration
Agreement  with  the  Fund  pursuant  to   which
Colonial will continue to provide the Fund  with
certain  administrative services, including  (a)
providing  office space, equipment and  clerical
personnel;  (b)  arranging, if  desired  by  the
Trustees,  for directors, officers and employees
of  Colonial  to serve as Trustees, officers  or
agents of the Fund; (c) preparing and filing all
documents  required for compliance by  the  Fund
with   applicable  laws  and  regulations;   (d)
preparation of agendas and supporting  documents
for   and   minutes  of  meetings  of  Trustees,
committees  of  Trustees and  shareholders;  (e)
monitoring compliance by the Fund with Rule 2a-7
under the 1940 Act and reporting to the Trustees
from  time  to  time with respect  thereto;  (f)
monitoring the investments and operations of the
Portfolio  and  reporting to the  Trustees  from
time   to   time   with  respect  thereto;   (g)
coordinating and overseeing the activities of the Fund's other third-party service providers;
and (h) maintaining certain books and records of the Fund. The Administration Agreement provides for a fee to be paid by the Fund to Colonial for such services at an annual rate of 0.25% of the Fund's average daily net assets. The Trustees voted unanimously on February 17, 1995, to approve the Administration Agreement subject to your approval of the Conversion.


Pricing  and  Bookkeeping  Services.   Under   a
separate  agreement, Colonial currently provides
the  Fund  with pricing and bookkeeping services
for  a  fee of $27,000 plus 0.035% of the amount
by  which  the Fund's average daily  net  assets
exceed  $50  million,  0.025%  of  the  next  $1
billion;  0.015%  of the next  $1  billion;  and
0.001% of the excess over $3 billion.  After the
Conversion, this fee will be reduced to  $18,000
per annum plus 0.0233% of the amount by which such assets exceed $50 million.

Transfer  Agency  Services.  Colonial  Investors
Service  Center,  Inc. (CISC), an  affiliate  of
Colonial,  currently  provides  the  Fund   with
transfer agency and shareholder services for a fee at an annual rate of 0.20% of average daily net assets. CISC will continue to provide such services to the Fund for the same fee following the Conversion.

5. Effect of the Conversion on the Fund's
   Expense Ratios


The  ratio  of  the  Fund's  gross  expenses  to
average net assets for the period ended June 30,
1995,  was 1.11% on Class A shares and 2.11%  on
Class  B  shares.  During such period,  Colonial
agreed  to waive its fees and bear certain  Fund
expenses,  so that the Fund's effective  expense
ratio was 0.75% on Class A and 1.75% on Class B.
If   the  Conversion  had  occurred  as  of  the
beginning  of  such period, the  gross  expenses
would  have been 1.11% on Class A and  2.11%  on
Class B.  Since September 1, 1994, Colonial  has
agreed  to waive its fees and bear Fund expenses
so that actual expenses will not exceed 0.75% on
Class  A  and  1.75% on Class B.   Colonial  has
agreed  to  continue this policy  until  further
notice.  The following table compares the Fund's
current  gross fees and expenses for the  fiscal
year  ended  June 30, 1995, with the  pro  forma
fees   and  expenses  had  the  Conversion  been
effected at July 1, 1994:


Gross Fees and Expenses
                                           After
                         Current         Conversion
                      Class A  Class B Class A  Class B

Management fee         0.50%    0.50%   0.25%    0.25%
12b-1 fee              0.00     1.00    0.00     1.00
Administration fee (1) N/A      N/A     0.25     0.25
Other expenses         0.61     0.61    0.61     0.61
                       ----     ----    ----     ----
Total expenses         1.11%    2.11%   1.11%    2.11%
                       ----     ----    ----     ----


(1) The Fund currently does not pay a separate administration fee.


The  following table compares the Fund's current
fees  and  expenses to the pro  forma  fees  and
expenses  had  the Conversion been  effected  at
July   1,   1994,  after  taking  into   account
Colonial's   agreement  to  limit   the   Fund's
expenses to 0.75%:


Fees and Expenses After Fee Waiver

                                            After
                          Current         Conversion
                      Class A  Class B  Class A  Class B

Management fee         0.14%    0.14%   0.25%    0.25%
12b-1 fee              0.00     1.00    0.00     1.00
Administration fee     N/A      N/A     0.00     0.00
Other expenses         0.61     0.61    0.50     0.50
                       ----     ----    ----     ----
Total expenses         0.75%    1.75%   0.75%    1.75%
                       ----     ----    ----     ----

Example

The   following  Example  shows  the  cumulative
expenses  attributable to a hypothetical  $1,000
investment in each Class of shares of  the  Fund
for  the periods specified, currently and  after
the conversion, assuming a 5% annual return and,
unless  otherwise  noted, redemption  at  period
end.   The 5% return and expenses used  in  this
Example should not be considered indicative of actual or expected Fund performance or expenses, both of which will vary.

                   Current         After Conversion
Period:       Class     Class      Class     Class
                A         B           A        B
              ----- -------------- -----  ---------------
                                (2)                   (2)
1 year         $ 8  $ 68    $ 18    $ 8   $68     $ 18
3 years         24    86      56     24    86       56
5 years         42   116      96     42    116      96
10 years        93   181(3)  181(3)  93    181(3)  181(3)

Without voluntary fee reduction the amounts would be:

                   Current         After Conversion
Period:       Class     Class      Class     Class
                A         B           A        B
              ----- -------------- -----  ---------------
                                (2)                   (2)
1 year        $ 11  $ 72    $ 22    $11   $72     $ 22
3 years         35    97      67     35    97       67
5 years         61   134     114     61    134     114
10 years       135   220(3)  220(3) 135    220(3)  220(3)

(2)  Assumes no redemption.
(3) Class B shares convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A expenses.

E. Certain   Information   About   the    Master
   Fund/Feeder Fund Structure



The Portfolio is expected to have one other feeder fund, the SRF Feeder, and may sell interests to other mutual funds or institutional investors. Such investors will invest in the Portfolio on substantially the same terms and conditions as the Fund and will bear a proportionate share of the Portfolio's expenses.
However, other funds or entities investing in the Portfolio may offer and sell their own shares or interests using different pricing structures than the Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures, including the multi-class structure currently utilized by the Fund. You may obtain information about other investors in the Portfolio by calling Colonial at 1-800-248-2828.





After the Conversion, the Fund may withdraw its investment from the Portfolio at any time if the Fund's Trustees determine that it is in the best interest of the Fund to do so. Upon any such withdrawal, the Trustees would consider what action to take, including the investment of all the assets of the Fund in another pooled investment entity having substantially the same investment objective and policies as the Fund or the retention of an investment adviser to manage the Fund's assets.





Certain changes in the Portfolio's investment policies or restrictions, or a failure by the Fund's shareholders to approve a future change in the Portfolio's investment restrictions, may require withdrawal of the Fund's interest in the Portfolio. Any such withdrawal could result in a distribution to the Fund of portfolio securities (as opposed to a cash distribution) which may or may not be readily marketable. The distribution could result in the Fund having a less diversified portfolio of investments or could adversely affect the Fund's liquidity, and the Fund could incur brokerage, tax or other charges in converting the securities to cash.


Smaller funds investing in the Portfolio may be materially affected by the actions of larger funds investing in the Portfolio. For example, if a large fund withdraws from the Portfolio, the remaining fund(s) may subsequently experience higher pro rata operating expenses, thereby producing lower returns. Additionally, because the Portfolio would become smaller, it may become less diversified, resulting in potentially increased portfolio risk (however, these possibilities also exist for traditionally structured funds which have institutional or other large investors who may withdraw from a fund).  Also, funds with a greater pro rata
ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Based on the current size of its anticipated investment in the Portfolio, the SRF
Feeder will have effective voting control over any matter submitted to the Portfolio's investors. Whenever the Fund is requested to vote on matters pertaining to the Portfolio
(other than a vote by the Fund to continue the operation of the Portfolio upon the withdrawal of other investors in the Portfolio), the Fund will hold a meeting of shareholders of the Fund and will cast all of the Fund's votes proportionately as instructed by the Fund's shareholders. The Fund will vote the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. Shareholders of the Fund who do not vote will have no effect on the outcome of such matters.


F. Tax Consequences of the Conversion; Other
   Tax Matters


Because of the short-term nature of the Fund's investments, no material taxable gain or loss is expected to be realized by the Fund or its shareholders as a result of the Conversion.
After the Conversion, the Fund intends to continue to qualify as a regulated investment company and to distribute to its shareholders virtually all net income and any net realized gains at least annually. The Portfolio intends to qualify as a partnership for federal income tax purposes. As such, the Portfolio should not be subject to tax. As a condition of and prior to implementation of the Conversion, the Fund and/or the Portfolio will obtain an opinion of counsel in satisfactory form that, among other things, (i) no gain or loss for Federal income tax purposes will be recognized by the Fund in connection with the transfer of the Fund's assets to the Portfolio in exchange for shares of beneficial interest in the Portfolio; and
(ii) the Fund's investment in the Portfolio will meet certain income, distribution and diversification requirements in order to permit the Fund to continue to qualify as a regulated investment company. The continued accuracy of the tax discussion contained herein is dependent on, among other things, the Portfolio's continued qualification as a partnership for federal income tax purposes.



G. Determination and Recommendation of the Trustees; Required Vote



The Fund's Trustees have unanimously determined that the Conversion and adoption by the Fund of the Portfolio's fundamental and non-fundamental investment policies are in the best interest of the Fund and its shareholders and recommend that the Conversion and adoption by the Fund of the Portfolio's fundamental investment policies be approved. The Trustees' decision was based on the facts that (i) Colonial has indicated to the Trustees that, given the Fund's small size, it has become increasingly difficult to manage the Fund efficiently and cost effectively, (ii)
Colonial has further advised the Trustees that certain pending changes to Securities and Exchange Commission (SEC) rules governing tax-exempt money market funds make managing such funds even more burdensome and labor intensive,
(iii) consummation of the Conversion would result in the Fund's shareholders indirectly investing in a larger portfolio of securities which may provide greater diversification, safety and assurance that a constant net asset value will be maintained, (iv) the Conversion may result in improved investment performance;
the SRF Feeder's average gross monthly yield from January, 1992 through December, 1994 has exceeded that of the Fund by approximately
0.16%, and (v) the Conversion could possibly result in a lower aggregate gross expense ratio for the Fund (although Colonial has agreed, following the Conversion, to continue until further notice its current policy of waiving or bearing Fund expenses so that total expenses, excluding taxes and extraordinary expenses, do not exceed 0.75% of average net assets for Class
A shares and 1.75% for Class B shares, Colonial could terminate this policy at any time; any such termination would result in the Fund bearing 100% of its gross expenses). There can be no assurance that a constant net asset value will be maintained, or that improved investment performance or a lower aggregate expense ratio will be achieved.



Approval of the Conversion with new fundamental and non-fundamental investment policies requires the affirmative vote of the holders of the lesser of (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the shares present at the Meeting if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy.






II. Other Matters and Discretion of Persons
    Named in the Proxy


At this date only the business mentioned in the Notice is contemplated to be presented. If any other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).


If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Conversion and adoption of the Portfolio's fundamental and non-fundamental investment policies are not received by September 15, 1995, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal I. They will vote against such adjournment those proxies required to be voted against Proposal I. Should the Conversion and adoption of the Portfolio's fundamental and non-fundamental investment policies be rejected by shareholders, the proposed Conversion will not occur and the Trustees will consider such other action as may be appropriate.


The Fund does not hold annual meetings of shareholders. Shareholder proposals for inclusion in the Fund's proxy statement for any subsequent meeting must be received by the Fund in a reasonable period of time prior to any such meeting.

Reports, proxy statements and other information have been filed with the SEC and may be inspected and copied at the SEC's public reference room, 450 Fifth St., N.W., Washington,
D.C. 20549. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information
Services, Securities and Exchange Commission,
Washington, D.C. 20549, at prescribed rates.

  SHAREHOLDERS ARE URGED TO VOTE, SIGN AND MAIL
           THEIR PROXIES IMMEDIATELY.

                    EXHIBIT A

   CURRENT FUNDAMENTAL INVESTMENT POLICIES OF
  COLONIAL TAX-EXEMPT MONEY MARKET FUND (FUND)

Under   its   current   fundamental   investment
policies, the Fund may:

1.   Issue senior securities only through
     borrowing money from banks for temporary or emergency purposes up to 10% of its net assets; however, the Fund will not purchase additional portfolio securities while borrowings exceed 5% of net assets;

2.   Not invest in real estate;

3.   Invest up to 10% of its net assets in
     illiquid assets;

4.   Purchase and sell futures contracts and
     related options so long as the total
     initial margin and premiums on the
     contracts do not exceed 5% of its total
     assets;

5. Underwrite securities issued by others only when disposing of portfolio securities;

6. Make loans through lending of securities not exceeding 30% of total assets, through the purchase of debt instruments or similar evidences of indebtedness typically sold privately to financial institutions and through repurchase agreements;

7. Not concentrate more than 25% of its total assets in any one industry;

8.   And will, under normal circumstances,
     invest at least 80% of its total assets in tax-exempt securities.

       FUNDAMENTAL INVESTMENT POLICIES OF
      SR&F MUNICIPAL MONEY MARKET PORTFOLIO
                   (PORTFOLIO)


In connection with the Conversion, the Trustees are proposing the adoption by the Fund of the Portfolio's fundamental investment policies. It is a fundamental policy that normally at least
80% of the Portfolio's investments will produce income that is exempt from Federal income tax, except for periods in which Stein Roe believes require a defensive position for the protection of shareholders.



As fundamental policies, the Fund and the Portfolio may not:


1.   Invest more than 25% of its total assets
     (taken at market value at the time of each investment) in securities of non-governmental issuers whose principal business activities are in the same industry;

2. Invest in a security if, with respect to 75% of the Portfolio's assets, as a result of such investment, more than 5% of its total assets (taken at market value at the time of such investment) would be invested in the securities of any one issuer (for this purpose, the issuer(s) of a security being deemed to be only the entity or entities whose assets or revenues are subject to the principal and interest obligations of the security), except (i) in the case of a guarantor of securities
     (including an issuer of a letter of
     credit), the value of the guarantee (or
     letter of credit) may be excluded from
     this computation if the aggregate value of securities owned by the Fund or the Portfolio and guaranteed by such guarantor
     (plus any other investments of the Fund or the Portfolio in securities issued by the guarantor) does not exceed 10% of the Fund's or the Portfolio's total assets,
     (ii) this restriction does not apply to
     U.S. government securities or repurchase agreements for such securities and (iii) the Fund may invest all or substantially all of its assets in another registered investment company having the same investment objective and substantially similar investment policies;


3.   Purchase or sell commodities or
     commodities contracts or oil, gas or
     mineral programs;

4. Purchase any securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities (this restriction does not apply to securities purchased on a when-issued or delayed-delivery basis or to reverse repurchase agreements);


5. Make loans to other persons, except that the Fund or the Portfolio may invest up to 100% of its assets in debt obligations, including money market instruments;


6.   Borrow, except that the Fund or the
     Portfolio may each borrow up to 33 1/3% of its total assets, taken at current value at the time of such borrowing, from banks as a temporary measure for extraordinary or emergency purposes but not to increase portfolio income (the total of reverse repurchase agreements and such borrowings will not exceed 33 1/3% of either the Fund's or the Portfolio's respective total assets and will not purchase additional securities at a time when borrowings, less proceeds receivable from sales of portfolio securities, exceed 5% of its total assets);


7. Issue any senior securities except to the extent permitted under the Investment
     Company Act of 1940;


8. Purchase any securities other than those described below: (a) Municipal Securities
     (i.e., debt obligations issued by or on
     behalf of the governments of states,
     territories or possessions of the United
     States, the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which is generally exempt from the regular
     Federal income tax) that, at the time of purchase, are: (i) variable rate demand securities whose demand feature is rated within the two highest ratings assigned by Moody's Investors Service, Inc. (Moody's),
     VMIG 1 or VMIG 2; (ii) notes rated within the two highest short-term municipal ratings assigned by Moody's, MIG 1 or MIG
     2, or within the highest rating assigned by Standard & Poor's Corporation (S&P), SP-
     1+; (iii) municipal commercial paper
     (short-term promissory notes) rated Prime-
     1 by Moody's, or A-1 by S&P; (iv)
     municipal bonds, including industrial
     development bonds, rated within the two
     highest ratings assigned to municipal
     bonds by S&P, AAA or AA, or by Moody's,
     Aaa or Aa; (v) securities not rated as
     described in (i) through (iv) but
     determined by the Board of Trustees of the Portfolio to be at least equal in quality to one or more of the foregoing ratings, although other types of obligations of the same issuer might not be within the foregoing ratings; (vi) securities backed by the full faith and credit of the U.S.
     Government; or (vii) securities as to
     which the payment of principal and
     interest is collateralized by securities issued or guaranteed by the U.S.
     Government or by its agencies or
     instrumentalities (U.S. Government
     Securities) deposited in an escrow for the benefit of holders of the securities. In accordance with SEC Rule 2a-7 under the Investment Company Act of 1940, each security in which the Portfolio or the Fund invests will be U.S. dollar denominated and (i) rated (or be issued by an issuer that is rated with respect to its short-term debt) within the two highest rating categories for short-term debt by at least two nationally recognized statistical rating organizations (NRSROs) or, if rated by only one NRSRO, rated within the two highest rating categories by that NRSRO, or, if unrated determined by or under the direction of the Board of Trustees to be of comparable quality, and
     (ii) determined by or under the direction of the Board of Trustees to present minimal credit risks. The Portfolio and the Fund may also engage to a limited extent in the following investment practices each of which may involve certain special risks: (i) when-issued and delayed-delivery securities: the
     Portfolio's and the Fund's assets may
     include securities purchased on a when-
     issued or delayed-delivery basis.
     Although the payment and interest terms of these securities are established at the time the purchaser enters into the commitment, the securities may be delivered and paid for a month or more after the date of purchase, when their values may have changed. The Portfolio and the Fund may make such commitments only with the intention of actually acquiring the securities, but may sell the securities before settlement date if the investment adviser deems it advisable for investment reasons. Securities purchased in this manner involve a risk of loss if the value of the security purchased declines before settlement date; (ii) standby commitments: to facilitate portfolio liquidity, the Portfolio and the Fund may obtain standby commitments when it purchases Municipal Securities. A standby commitment gives the holder the right to sell the underlying security to the seller at an agreed-upon price on certain dates or within a specified period; and (iii) participation interests:
     the Portfolio and the Fund may also
     purchase participation interests or
     certificates of participation in all or
     part of specific holdings of Municipal
     Securities, including municipal
     obligations.  Some participation
     interests, certificates of participation, and municipal lease obligations are illiquid and, as such, will be subject to the Portfolio's and the Fund's 10% limit on investments in illiquid securities;


9.   Mortgage, pledge, hypothecate or in any
     manner transfer, as security for
     indebtedness, any securities owned or held by the Fund or the Portfolio, except as may be necessary in connection with borrowings permitted in (6) above;


10. Purchase portfolio securities for the Fund or the Portfolio from, or sell portfolio securities to, any of the officers, directors or trustees of Colonial Trust IV or the SR&F Base Trust or the Fund's or Portfolio's investment adviser as applicable.









                        PLEASE VOTE PROMPTLY

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

This proxy is solicited on behalf of the Board of Trustees. The signers of this proxy hereby appoint Nancy L. Conlin, Michael H. Koonce,
John A. McNeice, Jr. and Arthur O. Stern, and each of them, proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders of Colonial Tax-Exempt Money Market Fund (Fund), to be held in Boston, Massachusetts, on September 15, 1995, and at any adjournments, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.


After careful review, the Board of Trustees unanimously has recommended a vote "FOR" Proposal 1.





[Colonial Logo]   Colonial Mutual Funds
                  P. O. Box 1722
                  Boston, Massachusetts 02105-1722



1.  PROPOSAL TO APPROVE THE CONVERSION OF THE FUND
    TO THE MASTER FUND/FEEDER FUND STRUCTURE WITH
    NEW FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT
    POLICIES. (Proposal 1 of the Notice)

    ___  FOR              ___ AGAINST           ___ ABSTAIN


2.  IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY
    COME BEFORE THE MEETING.


This proxy, when properly executed, will be voted in the manner directed above. If absent direction, proxy will be voted FOR
Proposal 1 listed above.



Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Please mark, sign, date and return this proxy promptly using the enclosed envelope.


                                   Dated:_______________________



                                   _____________________________
                                   Signature



                                   _____________________________
                                   Signature (if held jointly)


PLEASE READ BOTH SIDES OF THIS CARD.

VOTE TODAY!

COLONIAL INVESTORS SERVICE CENTER, INC.